Exhibit 24.1

AMENDED AND RESTATED JOINT FILING AND GROUP AGREEMENT

This Amended and Restated Joint Filing and Group Agreement (this “Agreement”) is dated as of June 22, 2020, by and among Kennedy Cabot Acquisition, Gloria Gebbia, Richard Gebbia, and John M. Gebbia (each a “Party” to this Agreement, and collectively, the “Parties” or the “Group”).

RECITALS

WHEREAS, pursuant to a Joint Filing Agreement, dated March 28, 2018 (the “Original Agreement”), the members of the Group and David Gebbia formed a group for the purpose of exercising rights as shareholders of the Company and for the purpose of taking all other action necessary to achieve the foregoing;

WHEREAS, pursuant to Section 5 of the Original Agreement, David Gebbia has provided notice to the members of the Group that he is terminating his obligations under the Original Agreement, effective the date hereof and is no longer a member of the group;

WHEREAS, the members of the Group are entering into this Agreement, which amends and restates the Original Agreement, to form a new group for the purpose of exercising rights as shareholders of the Company and for the purpose of taking all other action necessary to achieve the foregoing; and

WHEREAS, each member of the Group is a stockholder, direct or beneficial, of Siebert Financial Corp, Inc., a New York corporation (the “Company”);

NOW, IT IS AGREED, this 22nd day of June 2020 by the parties hereto:

1.
In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the Parties agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company. Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has good reason to know that such information is inaccurate. The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the parties hereto.

2.
Each of the undersigned agrees that it is part of and to form the Group for the purpose of taking joint actions and such actions relating to their voting rights regarding securities of the Company necessary or advisable to achieve the foregoing.  Each of the undersigned also agrees that effective the date hereof, the Original Agreement is terminated and of no further force and effect.

3.
The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/she deems appropriate, in his/her sole discretion, provided that all such sales are made in compliance with all applicable laws.

4.
This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

5.	Any party hereto may terminate his/its obligations under this Agreement on 24 hours’ written notice to all other parties.

6.	Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signatures follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Joint Filing and Group Agreement to be executed as of the day and year first above written.

Kennedy Cabot Acquisition, LLC

By:	/s/ Gloria E. Gebbia
Gloria E. Gebbia
Managing Member

/s/ Gloria E. Gebbia
Gloria E. Gebbia

/s/ John M. Gebbia
John M. Gebbia

/s/ Richard Gebbia
Richard Gebbia